UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2004

INTELIDATA TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21685	54-1820617
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11600 Sunrise Valley Drive

Suite 100

Reston, Virginia 20191

(Address of principal executive offices) (Zip Code)

(703) 259-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.02 Results of Operations and Financial Condition.

On November 3, 2004, InteliData Technologies Corporation (“InteliData” or the “Company”) issued a press release announcing its results of operations and financial condition for the quarter ended September 30, 2004.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 2.02 of this Current Report on Form 8-K, including Exhibit 99.1 insofar as it reports InteliData’s results of operations and financial condition for the quarter ended September 30, 2004, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 3, 2004, InteliData issued a press release announcing the appointment, effective as of November 2, 2004, of Monique L. Marcus to the position of Vice President, Finance and Principal Accounting Officer.

Ms. Marcus served, from June 2000 through October 2004, as the Vice President and Controller for CityNet Telecommunications, Inc. From October 1999 through August 2000, Ms. Marcus served as the Vice President and Controller for eLink Communications, Inc.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1     Press release issued by InteliData Technologies Corporation on November 3, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InteliData Technologies Corporation
(Registrant)

By:	/s/ Alfred S. Dominick, Jr.
Alfred S. Dominick, Jr.
Chief Executive Officer

Date: November 3, 2004

Exhibits

Exhibit No.	Description
99.1	Press release issued by InteliData Technologies Corporation on November 3, 2004.